   As filed with the Securities and Exchange Commission on January 16, 1997.

                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       GLOBAL VILLAGE COMMUNICATION, INC.
               (Exact name of issuer as specified in its charter)

          DELAWARE                                      94-3095680
(State or other jurisdiction                         (I.R.S. Employer
     of incorporation or                            Identification No.)
        organization)

                             1144 East Arques Avenue
                               Sunnyvale, CA 94086
                    (Address of principal executive offices)

                             1991 STOCK OPTION PLAN
                 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)




                                   Neil Selvin
                      President and Chief Executive Officer
                       GLOBAL VILLAGE COMMUNICATION, INC.
                             1144 East Arques Avenue
                               Sunnyvale, CA 94086
                                 (408) 523-1000
            (Name, address and telephone number of agent for service)

                                    Copy to:
                              Alan K. Austin, Esq.
                              Henry V. Barry, Esq.
                                Mark L. Reinstra
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed                  Proposed
  Title of                                            Maximum                   Maximum
 Securities                Amount                     Offering                  Aggregate                  Amount of
   to be                   to be                      Price Per                 Offering                 Registration
 Registered                Registered                 Share (1)(2)              Price(1)(2)                   Fee



 Common Stock              800,000(1)(2)              $3.125                    $2,500,000               $758.58(3)



 (1) A total of 5,100,000 shares have been reserved for issuance under the 1991 Stock Option Plan, 700,000 shares of which are being registered hereby.

 (2) A total of 200,000 shares have been reserved for issuance under the 1994 Non-Employee Directors' Stock Option Plan, 100,000 shares of which are being registered hereby.

 (3) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the Nasdaq National Market on January 15, 1997.

          The Company hereby incorporates by reference in this Registration Statement the contents of the Company's earlier Registration Statements on Form S-8 (File Nos. 33-76772 and 33-76886).

          The following additional exhibits are hereby enclosed for filing:

          Exhibit
          Number

            5.1 Opinion of counsel as to legality of securities being registered.

            23.1  Consent of Independent Auditors.

            23.2  Consent of Counsel (contained in Exhibit 5.1).

            24.1  Power of Attorney (see page 5).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 16th day of January, 1997.


                                         GLOBAL VILLAGE COMMUNICATION, INC.


                                         By      /s/ Neil Selvin
                                                 ------------------------------
                                                   Neil Selvin,
                                                   President, Chief Executive
                                                   Officer and Director

                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neil Selvin, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      SIGNATURE                                              Title                              Date
      ---------                                              -----                              ----

  /s/Leonard A. Lehmann
  --------------------------
  Leonard A. Lehmann                              Chairman of the Board                            January 16, 1997



  /s/Neil Selvin                                  President, Chief Executive Officer,              January 16, 1997
  --------------------------                      and Director (Principal Executive
  Neil Selvin                                     Officer, Financial and Accounting
                                                  Officer)


  /s/Kevin R. Compton                             Director                                         January 16, 1997
  --------------------------
  Kevin R. Compton


  /s/Eugene Eidenberg                             Director                                         January 16, 1997
  --------------------------
  Eugene Eidenberg


  /s/Kenneth A. Goldman                           Director                                         January 16, 1997
  --------------------------
  Kenneth A. Goldman



  /s/Jeremy Jaech                                 Director                                         January 16, 1997
  --------------------------
  Jeremy Jaech

                                  EXHIBIT INDEX


                                                                    Sequentially
Exhibit                                                               Numbered
Number                                                                   Page
------                                                                   ----

5.1         Opinion of counsel as to legality of
            securities being registered.

23.1        Consent of Independent Auditors.

23.2        Consent of Counsel (contained in
            Exhibit 5.1)

24.1        Power of Attorney (see page 5 of Registration Statement)